Exhibit 3.3

AMENDED AND RESTATED

BYLAWS
OF
CROWN CRAFTS, INC.
Effective November 14, 2023

ARTICLE I

OFFICES

Section 1.1    The Registered Office and Principal Executive Office. The registered office of Crown Crafts, Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent of the Corporation in said State shall be The Corporation Trust Company. The principal executive office of the Corporation shall be located at 916 South Burnside Avenue, Gonzales, Louisiana, or at such other place within or without the State of Delaware as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”).

Section 1.2    Other Offices. The Corporation may also maintain an office or offices at such other place or places as the Board of Directors may from time to time select.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1    Annual Meetings. The annual meeting of stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting directors shall be elected and any other business may be transacted as may be properly brought before the meeting.

Section 2.2    Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request in writing of (i) a majority of the Board of Directors or (ii) stockholders owning at least seventy-five percent (75%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat. Any such request shall state the purpose or purposes of the proposed meeting. Notwithstanding any other provisions of these Bylaws or the Certificate of Incorporation, the provisions of this Section 2.2 may not be repealed or amended in any respect (including, without limitation, the amendment of the third sentence of this Section 2.2), nor may any provision of the Certificate of Incorporation or these Bylaws be adopted inconsistent with this Section 2.2, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

Section 2.3    Place of Meeting. All meetings of stockholders shall be held at such places, if any, either within or without the State of Delaware, or by means of remote communication as may from time to time be designated in the respective notices or waivers or notice thereof.

Section 2.4    Notice of Annual Meetings. Except as otherwise provided herein or permitted by applicable law, the Secretary or Assistant Secretary shall give written notice of the annual meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.5    Notice of Special Meeting. Upon receipt of request for a special meeting of stockholders in writing from a person or persons entitled to call any such meeting, except as otherwise provided herein or permitted by applicable law, the Secretary forthwith shall cause written notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time requested by the person or persons requesting a meeting, which date shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt by such officer of the request. Business conducted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6    Voting Lists. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder no later than the tenth (10th) day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.7    Persons Entitled to Vote. Except as otherwise provided by law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given, shall be entitled to notice of a stockholders’ meeting, or to vote at such meeting.

Section 2.8    Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders or entitled to receive any dividend or distribution, or to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

Section 2.9    Quorum and Adjournments.

(a)    The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of shares of stock who are present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, except as indicated in the next paragraph. Except as otherwise provided by statute or in the Certificate of Incorporation, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present, shall be the act of the stockholders.

(b)    Any meeting of the stockholders may be adjourned from time to time, to reconvene at the same, or some other place or solely by means of remote communications, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; or (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting in accordance with the requirements of Sections 2.5 and 2.6 of this Article II shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 2.10    Order of Business. The order of business at each meeting of the stockholders shall be determined by the Chairman of the Board as the chairman of the meeting.

Section 2.11    Proxies and Voting.

(a)    At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

(b)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

(c)    Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

(d)    All elections shall be determined by a plurality of the votes cast, and except as otherwise provided herein or required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 2.12    Inspectors. In advance of any meeting of the stockholders, the chairman of such meeting shall appoint at least one inspector of elections to act at the meeting and make a written report thereof. Each inspector so appointed shall first subscribe an oath on affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 2.13    Stockholder Proposals and Director Nominees. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at a meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 2.13, is entitled to vote at the meeting and complies with the notice procedures and other provisions set forth in this Section 2.13.

(a)    In addition to any other applicable requirements, for nominations of persons for election to the Board of Directors or other business to be properly brought before a meeting by a stockholder pursuant to this Section 2.13, timely notice of any nominations of persons for election to the Board of Directors or of any other business to be brought before a meeting of stockholders by a stockholder must be provided in writing to the Secretary. To be timely, a stockholder’s notice given pursuant to this Section 2.13 must be received at the principal executive office of the Corporation (directed to the Secretary at the address, facsimile or electronic email address specified in the Corporation’s most recent proxy statement) not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day prior to the first anniversary of the date that the Corporation’s proxy statement was mailed or given to stockholders by or on behalf of the Corporation in connection with the previous year’s annual meeting of stockholders of the Corporation; provided, however, that if no annual meeting of stockholders of the Corporation was held in the previous year, if the date of the forthcoming annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or if the forthcoming meeting is not an annual meeting of stockholders of the Corporation, then such stockholder’s notice must be so received not later than the close of business on the 10th day following the earlier of: (i) the day on which notice of the date of the forthcoming meeting was mailed or given to stockholders by or on behalf of the Corporation; and (ii) the day on which public announcement of the date of the forthcoming meeting was made by or on behalf of the Corporation. For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)    To be in proper form, a stockholder’s notice to the Secretary shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such person, (D) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Corporation, (E) such person’s written consent to being named as a nominee for election as a director (including, but not limited to, in any proxy statement and on any proxy card) and to serve as a director if elected and (F) an undertaking to provide to the Corporation a completed and signed director questionnaire (which questionnaire shall be provided by the Secretary) and such other information as the Corporation may reasonably request; (ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the reasons for conducting such business at the meeting and (C) any material interest in such business of such stockholder and any other person on whose behalf the proposal is made; and (iii) as to the stockholder giving notice (A) the name and address of such stockholder, as they appear in the stock records of the Corporation, (B) the class and number of shares of capital stock of the Corporation which then are beneficially owned by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each nominee for election as director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, as applicable, (D) whether and the extent to which any option, warrant, forward contract, swap, contract of sale or other derivative or similar instrument or agreement has been entered into by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to shares of capital stock of the Corporation, (E) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position and any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such stockholder, or any affiliates or associates of such stockholder, with respect to capital stock of the Corporation, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, with respect to stock of the Corporation, (F) if such stockholder intends to engage in a solicitation with respect to this Section 2.13, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act), and if involving a nomination, a representation that such stockholder intends to solicit holders of shares representing at least sixty-seven percent (67%) of the voting capital stock of the Corporation in support of director nominees other than persons nominated by or at the direction of the Board of Directors, (G) if such stockholder has delivered to the Corporation a notice relating to the nomination of one or more persons to the Board of Directors, no later than five business days prior to the date of the applicable meeting of stockholders or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or if not practicable, on the first practicable date prior to the date to which such meeting has been adjourned, recessed, rescheduled or postponed), reasonable evidence that such stockholder has complied with the requirements of Rule 14a-19 of the Exchange Act (“Rule 14a-19”), and (H) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Corporation, as applicable. Without limiting the foregoing, the information required by this paragraph shall be updated by the stockholder not later than 10 days after the record date for the meeting to disclose such information as of the record date. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director of the Corporation shall furnish to the Secretary the information concerning such nominee which is required to be set forth in a stockholder’s notice of a proposed nomination.

(c)    No person shall be eligible for election as a director of the Corporation and no business shall be conducted at any meeting of the stockholders of the Corporation unless nominated or proposed, respectively, in compliance with the procedures set forth in this Section 2.13. The chairman of a meeting of stockholders of the Corporation shall, if the facts warrant, determine that business has not been properly brought before the meeting in accordance with the provisions of this Section 2.13, and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. In addition, if the chairman of the meeting determines that a nomination of a director or directors was not made in accordance with the procedures specified in this Section 2.13, then the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(d)    Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the federal securities laws, including, without limitation, Rule 14a-19 and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13; provided, however, that references in these Bylaws to the federal securities laws or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.13. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.14    Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by all of the stockholders of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1    General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2    Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than fifteen (15), the exact number thereof to be determined by resolution of the Board of Directors; provided, however, that the number of directors may be increased or decreased from time to time by the Board of Directors by amendment of this bylaw, but no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected by plurality vote at the annual meeting of stockholders, except as hereinafter provided. Directors shall be natural persons who have attained the age of eighteen (18) years, but need not be residents of the State of Delaware or stockholders of the Corporation. The Board of Directors shall be divided into three (3) classes which shall be as nearly equal in number as is possible. At the first election of directors to such classified Board, each Class 1 director shall be elected to serve until the next ensuing annual meeting of stockholders, each Class 2 director shall be elected to serve until the second ensuing annual meeting of stockholders and each Class 3 director shall be elected to serve until the third ensuing annual meeting of stockholders, and in each case until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. At each annual meeting of stockholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Notwithstanding any of the foregoing provisions of this Section 2, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office.

In the event of any change in the authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of one-third of the authorized number of directors; provided, that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decease shall become effective only as and when the term or terms of office of the class or classes of directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur.

Section 3.3    Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such Chairman of the Board or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4    Vacancies, etc. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next election of directors, and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.5    Removal of Directors. At any stockholders’ meeting with respect to which notice of such purpose has been given, any director may be removed from office for cause by the vote of stockholders representing seventy-five percent (75%) of the issued and outstanding capital stock entitled to vote for the election of directors, and his or her successor may be elected at the same or any subsequent meeting of stockholders; provided, that to the extent any vacancy created by such removal is not filled by such an election within sixty (60) days after such removal, the remaining directors shall, by majority vote, fill such vacancy. Notwithstanding any other provisions of these Bylaws or the Certificate of Incorporation, the provisions of this Section 3.5 may not be repealed or amended in any respect (including, without limitation, the amendment of the second sentence of this Section 3.5), nor may any provision of the Certificate of Incorporation or these Bylaws be adopted inconsistent with this Section 3.5, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1    Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the States of Delaware and Louisiana.

Section 4.2    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place, as the annual meeting of stockholders at which time the Board shall elect its officers. The Board of Directors may provide, by resolution, the time and place, within or without the States of Delaware and Louisiana, for the holding of additional regular meetings without other notice than such resolution.

Section 4.3    Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President or a majority of directors then in office upon forty-eight (48) hours’ written notice by mail before the date of the meeting or twenty-four (24) hours’ notice delivered personally or by telephone, facsimile, email or other means of electronic transmission to each director, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 8.2 of these Bylaws.

Section 4.4    Quorum. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.5    Meeting Participation by Conference Telephone. Any director may participate in a meeting of the Board or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 4.6    Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of any such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 4.7    Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings if approved by a resolution adopted by a majority of the members of the Board of Directors.

ARTICLE V

COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

ARTICLE VI

OFFICERS

Section 6.1    Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer or a Treasurer or both. The Board of Directors may also choose a Vice Chairman, one or more Senior Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, each of whom shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 6.2    Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board. Each principal officer shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death or his or her earlier resignation or removal in the manner hereinafter provided.

Section 6.3    Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 6.4    Removal of Officers. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by any committee of officers upon whom such power of removal may be conferred by the Board.

Section 6.5    Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board or the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board or the Chairman of the Board or Secretary, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.6    Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Board of Directors. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The Chairman of the Board shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and his or her decision as to any matter affecting the Corporation shall be final and binding between the officers of the Corporation subject only to actions of the Board of Directors. He or she may also delegate such of his or her duties to the President or such other officers as the Chairman of the Board from time to time deems appropriate.

Section 6.7    President. The President shall be the Chief Executive Officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He or she shall attend all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws, the Chairman of the Board or the Board of Directors. In the absence of the Chairman of the Board or in the event of his or her inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board. The President shall, at all times, have concurrent power with the Chairman of the Board to sign bonds, mortgages, certificates for shares and other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation.

Section 6.8    Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe.

Section 6.9    Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

Section 6.10    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 6.11    Assistant Treasurer. The Assistant Treasurer shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Chairman of the Board or the Board of Directors may from time to time prescribe or perform such duties of the Treasurer as the Treasurer of this Corporation may delegate from time to time.

Section 6.12    Secretary. The Secretary (or Assistant Secretary if appropriately delegated) shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book for that purpose and shall perform like duties for the standing committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He or she shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or such Assistant Secretary. The Chairman of the Board or the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 6.13    Assistant Secretary. The Assistant Secretary, shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board or the Board of Directors, or the Secretary may from time to time prescribe.

Section 6.14    Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

ARTICLE VII

STOCK

Section 7.1    Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 7.2    Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law, by the Certificate of Incorporation and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from whom and to whom transferred. To the extent designated by the President or any Vice President, the Secretary or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 7.3    Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 7.4    Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VIII

NOTICES

Section 8.1    Notices. Whenever notice, written or otherwise, is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice shall also be deemed given effectively if given in person or by telephone, facsimile, email or other means of electronic transmission, subject, in the case of notice to a stockholder, to any requirements of applicable law.

Section 8.2    Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 9.2    Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

Section 9.3    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.4    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X

DIRECTORS’ LIABILITY AND INDEMNIFICATION

Section 10.1    Directors’ Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

Section 10.2    Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article X or otherwise.

Section 10.3    Non-Exclusivity of Rights. The rights conferred by this Article X shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

Section 10.4    Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

(a)    the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of law; and

(b)    the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 10.5    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 10.6    Survival of Rights. The rights set forth in this Article X are contract rights and survive any change to this Article X. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

Section 10.7    Amendment. This Article X is also contained in Articles VIII and XI of the Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE XI

AMENDMENTS

Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

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